Exhibit 1

HELLENIC REPUBLIC

(the “Republic”)

Debt Securities

TERMS AGREEMENT

[•]

To:           The Representatives of the Underwriters identified herein

Ladies and Gentlemen:

The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement attached hereto as Schedule C and filed as an exhibit to the Republic’s registration statement under Schedule B of the Securities Act of 1933 (No. 333-[•]) (“Underwriting Agreement”), the following securities (“Offered Securities”) on the following terms:

Title:    [•] Notes due [•].

Principal Amount:        U.S.$[ •].

Interest:             [•]% per annum, from [, payable semi-annually on [•] and [•], commencing [•], to holders of record on the preceding [•] or [•], as the case may be.

Maturity:           [•]

Optional Redemption: [None.]

Sinking Fund: [None.]

Listing:            [•]

Purchase Price:          [•]% of principal amount, plus accrued interest, if any, from [•]

Expected Reoffering Price:          [•]% of principal amount, subject to change by the Representatives.

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Closing:        [9:00 A.M.], New York time, on [•], at the offices of Sullivan & Cromwell LLP, Neue Mainzer Strasse 52, 60311 Frankfurt am Main, in Federal (same day) funds.

Settlement and Trading:            Book-Entry only via DTC. The Offered Securities will trade in DTC’s Same Day Funds Settlement System.  Initial settlement and secondary trading may also take place through the facilities of Euroclear or CBL.

Standard & Poor’s rating:         [•]

Moody’s rating:            [•]

Fiscal Agent:    [•]

Fiscal Agency Agreement:       Dated [•], between the fiscal agent referred to above and the Hellenic Republic.

Blackout:         Until 30 days after the Closing Date.

Selling Restrictions:      Such additional or substitute restrictions on offers and sales of the Offered Securities as may be set forth in the Prospectus Supplement relating thereto.

Names and Addresses of Representatives for purposes of communications under the Underwriting Agreement:

[•]

The respective principal amounts of the offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference.

For purposes of Section 8 of the Underwriting Agreement, the only information furnished to the Republic by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter:

[•]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Republic one of the counterparts hereof, whereupon it will become a binding agreement between the Republic and the several Underwriters in accordance with its terms.

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Very truly yours

HELLENIC REPUBLIC,

By

Name:
Title:

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

[NAME OF REPRESENTATIVE],

By

Name:
Title:

Acting on behalf of themselves and as a Representative of the several Underwriters.

[NAME OF REPRESENTATIVE]

By

Name:
Title:

Acting on behalf of themselves and as a Representative of the several Underwriters.

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SCHEDULE A TO
THE TERMS AGREEMENT

Underwriter[s]	Principal Amount of Notes

Total

SCHEDULE B TO
THE TERMS AGREEMENT

Free Writing Prospectuses

[1.] Final Term Sheet filed with the Commission on [•] as set forth in Annex I hereto.

[2. Description of further free writing prospectus, if any.]

ANNEX I TO
SCHEDULE B TO
THE TERMS AGREEMENT

Filed pursuant to Rule 433
Registration No. 333-[•]
[•]

[Crest of Hellenic Republic to be inserted]

HELLENIC REPUBLIC - FINAL PRICING TERMS

Issuer	Hellenic Republic
Transaction	[•]% Notes due [•]
Ratings	[•](1)
Format	SEC Registered
Amount Issued	US$[•]
Gross Proceeds	US$[•](not including accrued interest)
Coupon	[•]%
Maturity	[•]
Offering Price	[•]%
Yield to Maturity	[•]%
Reference Benchmark Bond	[•]
Benchmark Yield	[•]
Reoffer Spread	[•]
Underwriting Fee	[•]%
Denominations	US$ [•]
Interest Payment Dates	[Semi-annually on [•]and on [•], commencing on [•]]
Day Count Convention	[30/360]
First Interest Payment Date	[•]
Pricing Date	[•]
Settlement Date	[•](T+5)
CUSIP	[•]
ISIN	[•]
Common Code	[•]
Listing	[•]
Clearing System	[•]
Currency of Payments	[•]
Bookrunners	[•]
Co-Managers	[•]

(1)   A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision and withdrawal at any time.

Underwriting Commitments:	[•].: US$ [•]

A preliminary prospectus supplement of the Hellenic Republic accompanies the free-writing prospectus and is available from the SEC’s website at

[•]

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, any underwriter participating in the offering will arrange to send you the prospectus if you request it by calling [•] at toll-free [•].

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or other notice was automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE C TO
THE TERMS AGREEMENT

HELLENIC REPUBLIC

UNDERWRITING AGREEMENT

1.             Introductory.  The Hellenic Republic (the “Republic”) proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 2(a) (“Registered Securities”).  The Registered Securities will be issued under a fiscal agency agreement (the “Fiscal Agency Agreement”) between the Republic and the fiscal agent (the “Fiscal Agent”) and such Fiscal Agency Agreement shall be dated and such Fiscal Agent shall be named as specified in a Terms Agreement referred to in Section 3, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale.  Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of the offering determined at the time of sale.

The Registered Securities involved in any such offering are hereinafter referred to as the “Offered Securities”.  The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that, if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Sections 2(b), 6(b), 8(a) and (b) and 16 and the second sentence of Section 3) shall mean the Underwriters.

2.             Representations and Warranties of the Republic.  The Republic, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

(a)           The Republic meets the requirements for use of Schedule B under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) registration statement(s) on Schedule B relating to the Registered Securities; such registration statements and any post-effective amendment thereto, each in the form heretofore delivered to you or your counsel have been declared effective by the Commission in such form; no other document with respect to such registration statements as amended, or document incorporated by reference therein has been filed with the Commission after the date of the Terms Agreement (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you or your counsel); and no stop order suspending the effectiveness of such registration statements has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.  Such registration statements, as amended at the time of any Terms Agreement referred to in Section 3, are hereinafter collectively referred to as the “Registration Statement”. The basic prospectus relating to the Offered Securities contained in the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Terms Agreement relating to the Offered Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Registered Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”.  The Basic Prospectus, as amended and supplemented (by any Preliminary Prospectus or otherwise) immediately prior to the time of sale as defined in the applicable Terms Agreement relating to the Offered Securities (the “Time of Sale”), is hereinafter called the “Pricing Prospectus”, and the form of final prospectus relating to the Offered Securities filed with the Commission pursuant to the applicable paragraph of Rule 424(b) is hereinafter referred to as the “Prospectus”; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any prospectus supplement relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; and any “issuer free writing prospectus”, as defined in  Rule 433 under the Act relating to the Offered Securities is hereinafter called an “Issuer Free Writing Prospectus”).

(b)           On the effective date of the Registration Statement relating to the Registered Securities, such Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3 the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the Rules and Regulations thereunder, and neither of such documents includes or will include any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Republic by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information is that described in the applicable Terms Agreement.

(c)           No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Republic by any Underwriter through the Representatives, specifically for use therein, if any, it being understood and agreed that the only such information is that described in the applicable Terms Agreement.

(d)           The Pricing Prospectus relating to the Offered Securities, considered together with each Issuer Free Writing Prospectus listed in Schedule B to the Terms Agreement (collectively, the “Time of Sale Information”), as of the Time of Sale of the Offered Securities, does not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus with respect to the Offered Securities listed in Schedule B to the Terms Agreement did not or will not conflict with the information contained in the Registration Statement, the Pricing Prospectus or Prospectus and each such Issuer Free Writing Prospectus, as supplemented by, and taken together with, the Time of Sale Information as of the Time of Sale, does not or will not include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Republic by any Underwriter through the Representatives, specifically for use therein, if any, it being understood and agreed that the only such information is that described in the applicable Terms Agreement.

(e)           The Republic is a member in good standing of the International Monetary Fund and is fully eligible to utilize the resources thereof.

(f)            The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Republic and constitutes a valid and legally binding obligation of the Republic in accordance with its terms; the Registered Securities have been duly authorized, and, when the Offered Securities are issued, delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below), such Offered Securities will have been duly executed, authenticated, issued and delivered in accordance with the Fiscal Agency Agreement, and will conform to the description thereof contained in the Prospectus and the Fiscal Agency Agreement and such Offered Securities will constitute valid, legally binding, unconditional, direct and general obligations of the Republic in accordance with their terms and will be entitled to the benefits of the Fiscal Agency Agreement; the due and punctual payment of the Offered Securities and the performance of the obligations of the Republic with respect thereto will be backed by the full faith and credit of the Republic. The Fiscal Agency Agreement (to the extent the provisions thereof are applicable to the Offered Securities) and the Offered Securities conform to the descriptions thereof contained in the Prospectus and the Time of Sale Information, with respect to the Offered Securities; and the statements made under the captions “Description of Securities” in the Basic Prospectus and “Description of the Notes” in any prospectus supplement, insofar as they purport to summarize the terms of the Fiscal Agency Agreement and the Offered Securities, constitute accurate, complete and fair summaries of such terms.

(g)                                 All consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court, central bank, ministry or governmental agency or other regulatory body, if any, (“Governmental Agency”) in the Republic required for the issue and sale of the Securities or the consummation by the Republic of the transactions contemplated by the Terms Agreement, the Fiscal Agency Agreement or the Securities, including without limitation the payment of interest and principal to the holders thereof outside of the Republic in accordance with the terms thereof, except (A) the registration under the Act of the Securities and (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, have been obtained and are in full force and effect; and the issue and sale of the Securities or the consummation by the Republic of the transactions contemplated by the Terms Agreement, the Fiscal Agency Agreement or the Offered Securities will be in compliance with all laws, decrees and regulations of the Republic or of any Governmental Agency.

(h)                                 The execution, delivery and performance of the Fiscal Agency Agreement, the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court of the Republic or having jurisdiction over the Republic or any of its properties, (ii) any agreement or instrument to which the Republic is a party or by which the Republic is bound or to which any of the properties of the Republic is subject or (iii) the Constitution of the Republic.  The Republic has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

(i)                                     The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Republic and constitutes a valid and legally binding obligations of the Republic, enforceable in accordance with its terms, except as enforceability of the indemnification provisions of the Terms Agreement (including the provisions of this Agreement) may be limited by federal securities laws.

(j)                                     Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, there has been no material adverse change, nor any development involving a prospective material adverse change, in or affecting the condition (financial, economic, political or other) of the Republic, except as set forth in the Prospectus and the Time of Sale Information.

(k)                                  Except as disclosed in the Prospectus and the Time of Sale Information, there are no pending actions, suits or proceedings against or affecting the Republic or any of its properties that, if determined adversely to the Republic, would individually or in the aggregate materially and adversely affect the ability of the Republic to perform its obligations under the Securities, the Fiscal Agency Agreement or the Terms Agreement (including the provisions of this Agreement) or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are threatened or, to the Republic’s knowledge, contemplated.

(l)                                     Except as disclosed in the Prospectus and the Time of Sale Information, neither the Republic nor the Bank of Greece is in default under the provisions of any agreement or instrument evidencing or relating to external indebtedness for money borrowed and is not engaged in any discussions with a view to deferring or reducing the debt service requirements of any such indebtedness.

(m)                               The Republic is subject to civil and commercial law and to suit, and, except as set forth in the Prospectus and the Time of Sale Information, to execution and attachment and process in the nature thereof with respect to its obligations under the Terms Agreement (including the provisions of this Agreement), the Fiscal Agency Agreement and the Offered Securities.  The waiver of immunity set forth in the Prospectus is valid, binding and enforceable against the Republic and, except as disclosed in the Prospectus and the Time of Sale Information, the Republic is not entitled to sovereign immunity.

(n)                                 No stamp or similar taxes are payable under the laws of the Republic in connection with the issuance of the Offered Securities.  It is not necessary in order to ensure the enforceability or admissibility in evidence of the Terms Agreement (including the provisions of this Agreement), the Fiscal Agency Agreement or the Offered Securities or any other document that such document be filed or recorded in the

Republic or that, except as disclosed in the Prospectus under “Governing Law; Consent to Service” and the Time of Sale Information, any tax of the Republic or any political subdivision thereof be paid on or in respect of the Terms Agreement (including the provisions of this Agreement), the Fiscal Agency Agreement or the Offered Securities.

(o)                                 The full faith and credit of the Republic has been pledged for the due and punctual payment of amounts due in respect of the Offered Securities and the performance of the obligations of the Republic with respect thereto; the Offered Securities will rank equal in right of payment with all other unsecured and unsubordinated obligations of the Hellenic Republic outstanding at the date of issue of the securities or issued thereafter without any preference granted by the Hellenic Republic to one above the other by reason of priority of date of issue, currency of payment, or otherwise.

(p)                                 There is no tax, levy, deduction or withholding imposed by the Republic or any political subdivision thereof either (A) on or by virtue of the execution, delivery or enforcement of the Terms Agreement, the Fiscal Agency Agreement or the Offered Securities or (B) on any payments made by the Republic under the Terms Agreement or under the Offered Securities, provided that such Offered Securities are held by an individual who is not a resident of the Republic or by a legal entity that is neither organized in, nor maintains a permanent establishment in, the Republic and except where such withholding or deduction is required to be made pursuant to the European Union Directive on the Taxation of Savings Income.

(q)                                 Neither the Republic nor any person acting on its behalf has taken, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization of the price of any security of the Republic to facilitate the sale or resale of the Securities; provided, however, that no representation or warranty is given by the Republic with respect to any actions of the Underwriters.

(r)                                    Except as set forth in the Terms Agreement, the Republic is not aware that either Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“Standard & Poor’s”) or Moody’s Investors Service, Inc. (“Moody’s”) has made any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities; and the Republic has not been informed by either Standard & Poor’s or Moody’s that it intends or is contemplating any downgrading in any rating accorded to the Republic’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities.

3.                                     Purchase and Offering of Offered Securities.  The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications (the “Terms Agreement”) at the time the Republic determines to sell the Offered Securities.  The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Fiscal Agency Agreement, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund.  The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days after the date specified in the Terms Agreement by the Representatives and the Republic agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of the offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities.  The obligations of the Underwriters to purchase the Offered Securities will be several and not joint.  It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

The Offered Securities delivered to the Underwriters on the Closing Date will be in fully registered form, in such denominations and registered in such names as the Representatives request.

If the Terms Agreement specifies “Book-Entry Only” settlement or otherwise states that the provisions of this paragraph shall apply, the Republic will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities (the “Global Securities”) deposited with the Fiscal Agent as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus.  Payment for the Offered Securities shall be made by the Underwriters (if the Terms Agreement specifies that the Offered Securities will not trade in DTC’s Same Day Funds Settlement System) by certified or official bank check or checks in New York Clearing House (next-day) funds or (if the Terms Agreement specifies that the Offered Securities will trade in DTC’s Same Day Funds Settlement System) in Federal (same-day) funds by official check or checks or wire transfer to an account in New York previously designated to the Representatives by the Republic at a bank acceptable to the Representatives, in each case drawn to the order of the Hellenic Republic at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Fiscal Agent, as custodian for DTC, of the Global Securities representing all the Offered Securities.

4.                                     Certain Agreements of the Republic.  The Republic agrees with the several Underwriters that it will furnish to counsel for the Underwriters one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form in which it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

(a)                                  The Republic will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, which consent may not be unreasonably withheld, subparagraph (5)) not later than the Commission’s close of business on the second business day following the execution and delivery of the Terms Agreement.

(b)                                 The Republic will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus after the date of the Terms Agreement relating to the Offered Securities and prior to the Closing Date for such Offered Securities and will not effect such amendment or supplementation without the Representatives’ consent, which consent may not be unreasonably withheld, and the Republic will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)                                  If, at any time when a prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Republic promptly will notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(d)                                 As soon as practicable, but not later than the Availability Date (as defined below), the Republic will make generally available to its security holders a statement of the Republic’s revenues and expenditures covering the first full fiscal year of the Republic beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Republic’s most recent annual report, if any, filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.  For the purpose of the preceding sentence, “Availability

Date” means the 180th day after the end of the first full fiscal year following the effective date of each Terms Agreement.

(e)                                  The Republic will furnish to the Representatives copies of the Registration Statement, (two of which will be signed), each including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request.  The Republic will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)                                    The Republic will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualification in effect so long as required for the distribution thereof, provided, however, that in connection therewith, the Republic shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

(g)                                 The Republic will apply the net proceeds of the offering and the sale of the Offered Securities in the manner set forth in the Prospectus under the caption “Use of Proceeds”.

(h)                                 The Republic will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), including the cost of printing the documents (including the Registration Statement and Prospectus) and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any applicable filing fee, if any, of the Financial Industry Regulatory Authority relating to the Registered Securities, for any travel expenses of the Republic’s officers and employees and any other expenses of the Republic in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.  The Republic will reimburse the Underwriters for their expenses incurred in connection with meetings with prospective purchasers.

(i)                                     The Republic will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax,

including any interest and penalties related to such documentary stamp or similar issue tax, on the creation, issue and sale of the Offered Securities and on the execution and delivery of the Terms Agreement (including the provisions of this Agreement).  All payments to be made by the Republic hereunder or thereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Republic is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Republic shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(j)                                     The Republic will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, United States dollar-denominated debt securities issued or guaranteed by the Republic and having a maturity of more than one year from the date of issue of such Offered Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of the Representatives for a period beginning at the time of execution of the Terms Agreement and ending the number of days thereafter as specified under “Blackout” in the Terms Agreement.

(k)                                  The Republic will use its best efforts to list the Offered Securities on the exchange, if any, identified in the applicable Terms Agreement, on or prior to the Closing Date and to cause such listing to be continued for so long as any of the Offered Securities remain outstanding, provided, however, that if, in the opinion of the Republic, the continuation of such listing shall become unduly onerous, then the Republic may delist the offered Securities from such exchange, in which case, at the request of the Representatives, the Republic will use its best efforts to obtain the listing of the Offered Securities on another recognized stock exchange reasonably acceptable to the Representatives.

(l)                                     The Republic hereby acknowledges and agrees that (i) the Underwriters are acting solely in the capacity of arm’s length contractual counterparties to the Republic in connection with the purchase and sale of the Offered Securities, including the determination of the offering price and the underwriting discount, and not as a financial advisor or a fiduciary to, or an agent of, the Republic or any other person, (ii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Republic with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Republic on other matters) or any other obligation to the Republic except the obligations expressly set forth in the Terms Agreement and this Agreement and (iii) the Republic has consulted its own legal and financial advisors to the extent it deemed appropriate and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein.  The Republic agrees that it will not claim that any Underwriter has rendered advisory services of any nature or in any respect, or owes a fiduciary or similar duty to the Republic, in connection with such transaction or the process leading thereto.

5.                                     General Selling and Other Restrictions.

(a)                                  Each Underwriter severally represents to and agrees with the Republic that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Offered Securities or distribute the Prospectus, any preliminary prospectus or any other material relating to the Offered Securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Republic except as contained in this Agreement.  In addition, each Underwriter severally agrees with the Republic to comply with such additional or substitute restrictions on offers and sales of the Offered Securities as may be set forth in the Terms Agreement and to cause each member of the selling group to agree to comply with the restrictions on offers and sales of the Offered Securities set forth in this Section 5 and, if applicable, the Terms Agreement.

(b)                                 Each Underwriter severally represents to and agrees with the Republic to deliver to counsel for the Underwriters for the benefit of the Republic, as soon as practicable following the initial distribution of the Offered Securities (but in no event later than 40 days after the Closing Date), confidential facsimiles enumerating the amount of Offered Securities sold by each of them in the initial distribution in the United States together with an estimate of the number of Offered Securities reasonably expected to be sold within the United States within 40 days of the Closing Date; provided, however, that the Underwriters shall bear no responsibility for any discrepancy between each such estimated amount and the actual amount of Offered Securities sold within the United States in such time period.

6.                                     Free Writing Prospectuses.

(a)                                (i)                                       The Republic will file with the Commission pursuant to Rule 433(d) under the Act within the time required by such rule a final term sheet (the “Final Term Sheet”) approved by it and in the form attached as Annex I to Schedule B of the Terms Agreement, containing solely a description of the Offered Securities and the offering thereof.

(ii)                                  The Republic and each Underwriter agree that the Underwriters may prepare and use one or more preliminary or final term sheets relating to the Offered Securities containing customary information; and the Republic consents to the use by the Underwriters of a free writing prospectus that (1) is not an Issuer Free Writing Prospectus or a free writing prospectus containing “issuer information” as defined by Rule 433(h)(2) under the Act, and (2) contains only (A) information describing the preliminary terms of the Offered Securities or their offering, (B) information permitted by Rule 134 under the Act or (C) information that describes the final terms of the Offered Securities or their offering and that is included in the Final Term Sheet.

(iii)                               Each Underwriter represents that, other than as permitted under subparagraph (a)(ii) above, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of the Republic and that Schedule B to the applicable Terms Agreement is a complete list of any free writing prospectus for which the Underwriters have received such consent.

(iv)                              The Republic represents and agrees that, other than the Final Term Sheet, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives and that Schedule B to the applicable Terms Agreement is a complete list of any Issuer Free Writing Prospectuses for which the Republic has received such consent.

(b)                                 The Republic has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)                                  (i) Any free writing prospectus (including, without limitation, any term sheet) permitted by subsection (a) above (A) shall not, as of its issue date and through the Closing Date, include any infomation that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and (B) shall not, when considered together with the Registration Statement, the Pricing Prospectus and the Prospectus, contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter shall make any representation and warranty to the Republic with respect to statements in or omissions from any such free writing prospectus made in reliance upon and in conformity with any “issuer information” (as defined in Rule 433) prepared by the Republic or information furnished to any Underwriter in writing by the Republic for use in such free writing prospectus; (ii) the Republic agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Republic will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Republic by an Underwriter of Offered Securities through the Representatives expressly for use therein.

7.                                     Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Republic herein on and as of the date of the Terms Agreement and the Closing Date, to the accuracy of the statements of the Republic and its officers made pursuant to the provisions hereof, to the performance by the Republic of its obligations hereunder and to the following additional conditions precedent:

(a)                                  The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement.  Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Republic or any Underwriter, shall be contemplated by the Commission.

(b)                                 Subsequent to the execution and delivery of the Terms Agreement (including the provisions of this Agreement), there shall not have occurred (i) any change, nor any development involving a prospective change, in or affecting the condition (financial, economic, political or other) of the Republic which, in the judgment of a majority in interest of the Underwriters, including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Republic by any “nationally recognized statistical rating organization”, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Republic (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, the Luxembourg Stock Exchange or the Hong Kong Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Republic on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York or Greek authorities; or (v) any outbreak or escalation of major hostilities in which the United States or the Republic is involved, any declaration of a national emergency or war by Congress or the Republic or any material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date of the Terms Agreement (or the effect of international conditions on the financial markets in the United States shall be such) as to make it in the judgment of Representatives, impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities on the terms and in the manner contemplated in the Prospectus.

(c)           The Representatives shall have received an opinion, dated the Closing Date, of counsel for the Republic substantially in the form attached hereto as Annex I.  Insofar as the opinion required by this paragraph (c) involves the laws of the United States or the State of New York, it may be given in reliance upon the opinion of United States counsel required by paragraph (d) of this Section 7.

(d)           The Representatives shall have received from Sullivan & Cromwell LLP, United States counsel for the Underwriters, and E. Stratigis & Partners Law Office, Greek counsel for the Underwriters, such opinions, dated the Closing Date, with respect to the Republic, the validity of the Offered Securities delivered on the Closing Date, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Republic shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)           The Representatives shall have received a certificate, dated the Closing Date, of [name and title of public official] in which such official shall state, to the best of his knowledge after reasonable investigation, that (i) the representations and warranties of the Republic in the Terms Agreement (including the provisions of this Agreement) are true and correct as of the date of this Agreement and of such certificate, (ii) the Republic has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his knowledge, are contemplated by the Commission, and (iv) subsequent to the date as of which information is given in the Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in or affecting the condition (financial, economic, political or other) of the Republic, except as set forth in the Prospectus.

(f)            The Representatives shall have received a certificate, dated the Closing Date, of [name and title of public official] in which such official shall state that, to the best of his knowledge after reasonable investigation, including discussions with responsible individuals in the various departments of the Government which furnished information included in the Registration Statement, (i) as of its effective date, the Registration Statement and any further amendment thereto made by the Republic prior to the Closing Date did not contain an untrue statement of a material fact or omit a material fact necessary to make the statements therein not misleading; (ii) as of the date of the Prospectus Supplement, the Basic Prospectus and any further amendment or supplement thereto made by the Republic prior to the Closing Date did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of the Time of Sale, the respective Time of Sale Information and any further amendment or supplement thereto made by the Republic prior to the Closing Date did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) all statistical information contained in the Registration Statement and the Prospectus and any further amendment or supplement thereto is presented on a basis consistent with public official documents of the Republic; and (v) as of the Closing Date, neither the Registration Statement nor the Prospectus or any further amendment or supplement thereto made by the Republic prior to the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing certification shall not apply to the statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Republic in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto;

(g)           No proceeding shall be pending or threatened to restrain or enjoin the issuance or delivery of the Offered Securities or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Offered Securities are to be issued or to question the validity of the Offered Securities, and none of such laws, proceedings, directives, resolutions, approvals, consents and orders shall have been repealed, revoked or rescinded in whole or in relevant part.

(h)           The Representatives shall have received letters on the Closing Date confirming the rating of the Offered Securities by Standard & Poor’s and by Moody’s at not less than the ratings specified in a Terms Agreement referred to in Section 3.

The Republic will furnish the Representatives with such conformed copies of such opinions and such other certificates, letters and documents as the Representatives reasonably request.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

8.             Indemnification and Contribution.

(a)           The Republic will indemnify and hold harmless each Underwriter, its affiliates, directors and officers, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Republic will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Republic by any Underwriter through the Representatives, if any, specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)           Each Underwriter will severally and not jointly indemnify and hold harmless the Republic against any losses, claims, damages or liabilities to which the Republic may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus permitted by this Agreement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Republic by or on behalf of such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Republic in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.

(c)           Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided that the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that the indemnifying party has been materially prejudiced by such failure and provided further that the omission so to notify the indemnifying party shall not relieve it from any liability it may have to any indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (e.g., due to conflicts of interest or as a result of defenses available to one party that are not available to the other) or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid as incurred by the indemnifying party).  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (A)

includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Republic on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Republic on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Republic on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Republic bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Republic or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Republic under this section shall be in addition to any liability which the Republic may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and to each officer, employee or agent of any Underwriter; and the obligations of the Underwriters under this section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each official of the Republic who has signed the Registration Statement.

9.             Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase, the Representatives may make arrangements satisfactory to the Republic for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase.  If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to the Representatives and the Republic for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement (including the provisions of this Agreement) will terminate without liability on the part of any non-defaulting Underwriter or the Republic, except as provided in Section 10.  As used in the Terms Agreement (including the provisions of this Agreement), the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.           Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Republic or its officials and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Republic or any of their respective representatives, officers, officials or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the Terms Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Republic shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Republic and the Underwriters pursuant to Section 8 shall remain in effect.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 7(b), the Republic will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.           Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Republic in writing for the purpose of communications hereunder or, if sent to the Republic, will be mailed, delivered or telegraphed and confirmed to it at :

Public Debt Management Agency
8 Omirou Street
105 64 Athens
Greece
Attention: Mr Christodoulou

Fax:	+30 21 0370 1855

With a copy to:

Ministry of Finance
General Accounting Office
Public Debt Division
37 Panepistimiou Street
101 65 Athens
Greece

Telex:	216 354 YOIK GR

Fax:	+30 21 0323 4967

and a further copy to:

Bank of Greece
Government Financial Operations
and Accounts Department
21 Elef. Venizelou Street
102 50 Athens
Greece

12.           Successors.  The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Republic and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.           Jurisdiction, Service of Process, etc.  With respect to any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) (“Proceedings”), the Republic hereby irrevocably (i) submits to the non-exclusive jurisdiction of the state and Federal courts located in the Borough of Manhattan in the City of New York, New York, (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over it and (iii) irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available.  The Republic hereby appoints the Consul General of the Hellenic Republic in New York as its authorized agent (the “Authorized Agent”) upon which process may be served in any Proceedings which may be instituted in any state or Federal court in New York, New York, by any Underwriter or any controlling persons of such Underwriter.  Such appointment shall be irrevocable so long as any Offered Securities remain outstanding unless and until a successor shall have been appointed as Authorized Agent and such successor shall have accepted such appointment.  The Republic will take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid.  Service of process upon the Authorized Agent at the address indicated in this Section, or at such other address in the Borough of Manhattan, The City of New York, as may be the office of the Authorized Agent at the time of such service, and written notice of such service to the Republic (mailed or delivered to the Republic at the address set forth in Section 11 hereof) shall be deemed, in every respect, effective service of process upon the Republic.  Upon receipt of such service of process, the Authorized Agent shall advise the Republic promptly by telex of its receipt thereof, but the failure to so advise shall have no effect on the validity or timeliness of any such service.  Notwithstanding the foregoing, any Proceedings may also be instituted by any Underwriter in any competent court in the Republic in which case a copy of the documents filed in such court in connection with the institution of such proceeding shall be served upon the Minister of Finance of the Republic at least one month prior to the date fixed by such court to hear such matter.  The Republic hereby waives irrevocably, to the fullest extent permitted by the laws of the Republic and international conventions, any immunity, including foreign sovereign immunity, from jurisdiction or, except as set forth in the next sentence, from execution or attachment or process in the nature thereof to which it might otherwise be entitled in any Proceedings which may be instituted as provided in this section in any state or Federal court in New York, New York or in any competent court in the Republic.  Notwithstanding the foregoing, to the extent permitted by the laws of the Republic and international conventions, the funds, assets, rights and general property of the Republic located in the Republic are immune from execution and attachment and any process in the nature thereof, and the foregoing waiver shall not constitute a waiver of such immunity or of any immunity from execution or attachment or process in the nature thereof with respect to the premises of the Republic’s diplomatic missions in any jurisdiction which affords immunity thereto or with respect to assets of the Republic outside the Republic necessary for the proper functioning of the Republic as a sovereign power.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Representatives could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Republic in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Republic agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Republic an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

14.           Judgment Currency.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Republic will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of Judgment Currency actually received by such Underwriter on the business day following the receipt of payment on such judgment or order. The foregoing indemnity shall constitute a separate and independent obligation of the Republic and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

15.           English Documents.  All documents to be delivered under or pursuant to any provision of the Terms Agreement (including the provisions of this Agreement) by the Republic shall be in the English language or accompanied by a certified English translation but the English language version shall be the prevailing version in the event of inconsistency between the English language version and any other language version.

16.           Representation of Underwriters.  Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly will be binding upon all the Underwriters.

17.           Counterparts.  The Terms Agreement (including the provisions of this Agreement) may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

18.           APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.